UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2023

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2023 (the “Effective Date”), WiSA Technologies, Inc. (the “Company”) entered into that certain Loan and Security Agreement (the “Loan and Security Agreement”), by and among the Company and Meriwether Group Capital Hero Fund LP (“Meriwether”). Pursuant to the Loan and Security Agreement, Meriwether have agreed to provide the Company with bridge financing (the “Bridge Financing”) in the form of a term loan in the original principal amount of $650,000, which term loan will be senior in priority to the Company’s present and future indebtedness. The term loan matures on November 7, 2023 (the “Maturity Date”), subject to further extension. In addition, the Company has the right to request additional funding under the Loan and Security Agreement.

Borrowings under the Bridge Financing will bear interest at a rate per annum equal to 18%. On the Maturity Date, subject to any extension, the Company is obligated to make a payment equal to all unpaid principal and accrued interest. Pursuant to the Loan and Security Agreement, the Company shall pay to Meriwether a fully earned, non-refundable, origination fee in the amount of $50,000 due and payable on the Effective Date. The Company shall also pay to Meriwether a fully earned, non-refundable, exit fee in the amount of $50,000 due and payable on the Maturity Date.

The Loan and Security Agreement also provides that all present and future indebtedness and the obligations of the Company to Meriwether shall be secured by a first priority security interest in all real and personal property collateral of the Company.

The Loan and Security Agreement contains customary representations, warranties and affirmative and negative covenants. In addition, the Loan and Security Agreement contains customary events of default that entitle Meriwether to cause the Company’s indebtedness under the Loan and Security Agreement to become immediately due and payable, and to exercise remedies against the Company and the collateral securing the term loan. Under the Loan and Security Agreement, an event of default will occur if, among other things, the Company fails to make payments under the Loan and Security Agreement, the Company breaches any of the covenants under the Loan and Security Agreement, a material adverse change occurs, the Company, or its assets, become subject to certain legal proceedings, such as bankruptcy proceedings. Upon the occurrence and for the duration of an event of default, a default interest rate equal to 24.0% per annum will apply to all obligations owed under the Loan and Security Agreement.

The forgoing descriptions of the Loan and Security Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement by and between the Company and Meriwether Group Capital Hero Fund LP dated September 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2023	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer